                                                                  Exhibit (j)(2)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 29 to the Registration Statement (Form N-1A, No. 33-78264) of Excelsior Funds Trust and to the incorporation by reference of our reports dated May 7, 2004 on the Mid Cap Value Fund and Equity Income Fund (portfolios of Excelsior Funds Trust) included in the Annual Reports to Shareholders for the fiscal year ended March 31, 2004.

                                                               ERNST & YOUNG LLP

Boston, Massachusetts
July 26, 2004